================================================================================

                           SCHEDULE 14A INFORMATION
                                (RULE 14A-101)
                          REQUIRED IN PROXY STATEMENT

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          Blue Chip Value Fund, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                          BLUE CHIP VALUE FUND, INC.
                            1225 SEVENTEENTH STREET
                                  26TH FLOOR
                            DENVER, COLORADO 80202

                                                                Denver, Colorado
                                                                April __, 1998

To Our Stockholders:

          It is our pleasure to invite you to your Company's Annual Meeting of Stockholders to be held at Westin Tabor Center, 1672 Lawrence Street, Denver, Colorado, on Tuesday, May 12, 1998, at 12:00 noon (Mountain time). Formal notice of the meeting appears on the next page and is followed by the Proxy Statement.

          We hope you will find it convenient to attend, but we urge you, in any event, to complete and return the enclosed proxy card in the envelope provided. If you do attend, you may vote in person if you so desire.

          The Annual Report of the Blue Chip Value Fund, Inc. for the year ended December 31, 1997 has previously been mailed to stockholders of record. It is enclosed with this mailing to beneficial owners of the company's stock who may not have previously received it. The Annual Report is not to be considered proxy soliciting material.

                                         Sincerely,



                                         Kenneth V. Penland
                                         Chairman


                            YOUR VOTE IS IMPORTANT

          WE CONSIDER THE VOTE OF EACH STOCKHOLDER IMPORTANT, WHATEVER THE NUMBER OF SHARES HELD. IF YOU ARE UNABLE TO ATTEND THE MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE AT YOUR EARLIEST CONVENIENCE. THE PROMPT RETURN OF YOUR PROXY WILL SAVE EXPENSE TO YOUR COMPANY.

                          BLUE CHIP VALUE FUND, INC.
                            1225 SEVENTEENTH STREET
                                  26TH FLOOR
                            DENVER, COLORADO  80202
                                --------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                --------------

                                                                Denver, Colorado
                                                                April __, 1998

To the Stockholders of
   Blue Chip Value Fund, Inc.:

          The Annual Meeting of Stockholders of Blue Chip Value Fund, Inc. (the "Fund") will be held at Westin Tabor Center, 1672 Lawrence Street, Denver, Colorado, on Tuesday, May 12, 1998, at 12:00 noon (Mountain time), for the following purposes:

          1. To elect two (2) Class I directors to serve until the Annual Meeting of Stockholders in the year 2001 and until the election and qualification of their successors.

          2. To ratify the appointment by the Board of Directors of Ernst & Young LLP as the Fund's independent auditors for its fiscal year ending December 31, 1998.

          3. To approve a change to the Fund's fundamental investment policies and limitations regarding investment of 75% of its total assets in equity securities of large domestic companies ("Proposal 3").

          4. To approve the termination of the Fund's fundamental policy which prohibits the purchase of securities on margin and the adoption of a non-fundamental policy to permit the Fund to engage in such transactions in certain limited circumstances ("Proposal 4").

          5. To approve the termination of the Fund's fundamental policy which prohibits short sales of securities and the adoption of a non-fundamental policy to permit the Fund to engage in such transactions in certain circumstances ("Proposal 5").

          6. To approve the termination of the Fund's fundamental policies which prohibit the purchase of commodities, commodity contracts, futures, warrants, rights, options or indices and approve the adoption of a non-fundamental policy that would prohibit the purchase of commodities, commodity contracts or futures, except financial futures. ("Proposal 6")

          7. To approve the termination of the Fund's fundamental policy prohibiting borrowing in most circumstances and the adoption of a non-fundamental policy to permit leverage of up to 15% of total assets and certain other borrowings ("Proposal 7").

          8. To transact such other business as may properly come before the meeting or any adjournment thereof.

          The subjects referred to above are discussed in the Proxy Statement attached to this Notice. Each Stockholder is invited to attend the Annual Meeting in person. Holders of record at the close of business on March 10, 1998 are entitled to receive notice of and to vote at the Meeting. IF YOU CANNOT BE PRESENT AT THE ANNUAL MEETING, WE URGE YOU TO FILL IN, SIGN, AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE FUND OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN COMPLETING AND RETURNING YOUR PROXY PROMPTLY.

                                         W. Bruce McConnel, III
                                         Secretary

                        ANNUAL MEETING OF STOCKHOLDERS
                                      OF
                          BLUE CHIP VALUE FUND, INC.
                            1225 SEVENTEENTH STREET
                                  26TH FLOOR
                            DENVER, COLORADO  80202

                                ---------------

                                PROXY STATEMENT

                                ---------------

                                                                  April __, 1998

          This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Blue Chip Value Fund, Inc. (the "Fund") for use at the Fund's Annual Meeting of Stockholders to be held at Westin Tabor Center, 1672 Lawrence Street, Denver, Colorado, on Tuesday, May 12, 1998, at 12:00 noon (Mountain time), and at any adjournment thereof (the "Meeting").

          Any person giving a proxy may revoke it at any time prior to its use. Signed proxies received by the Fund in time for voting and not so revoked will be voted in accordance with the directions specified therein. The Board of Directors recommends a vote FOR the election of Directors as listed, FOR the appointment by the Board of Directors of Ernst & Young LLP as the Fund's independent auditors and FOR Proposals 3-7. If no specification is made, the proxy will be voted for the election of Directors as listed, for the appointment of Ernst & Young LLP as auditors and for Proposals 3-7.

          Costs of soliciting proxies will be borne by the Fund. Morrow & Co. has been retained to solicit proxies in connection with the Meeting for a fee of approximately $7,500. It is anticipated that banks, brokerage houses, and other custodians will be requested on behalf of the Fund to forward solicitation material to their principals to obtain authorizations for the execution of proxies. In addition to soliciting proxies by use of the mails, some of the officers of the Fund and persons affiliated with Denver Investment Advisors LLC, the Fund's investment adviser, may, without remuneration, solicit proxies personally or by telephone or telefax.

          On March 10, 1998, the record date for determining the

Stockholders entitled to vote at the Meeting, there were outstanding 14,519,942 shares of common stock, constituting all of the Fund's outstanding voting securities. Each share of common stock is entitled to one vote. This Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders, and the enclosed proxy are being mailed on or about April __, 1998 to Stockholders of record on the record date.

          THE FUND PREPARES AND MAILS TO ITS STOCKHOLDERS FINANCIAL REPORTS ON A SEMI-ANNUAL BASIS. THE FUND WILL FURNISH TO STOCKHOLDERS UPON REQUEST, WITHOUT CHARGE, COPIES OF ITS ANNUAL REPORT TO STOCKHOLDERS, CONTAINING AUDITED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997. REQUESTS FOR SUCH ANNUAL REPORT SHOULD BE DIRECTED TO MR. JASPER R. FRONTZ, TREASURER, BLUE CHIP VALUE FUND, INC., 1225 SEVENTEENTH STREET, 26TH FLOOR, DENVER, COLORADO 80202 OR TELEPHONE TOLL-FREE (800) 624-4190. THE ANNUAL REPORT IS NOT TO BE REGARDED AS PROXY SOLICITING MATERIAL.

                1.   NOMINEES FOR ELECTION AS DIRECTORS

          The Fund's By-Laws provide that the Board of Directors shall consist of three classes of members. Directors are chosen for a term of three years and the term of one class of directors expires each year. The Board of Directors has designated two candidates for whom proxies solicited by the Fund will be voted if requisite authority is granted. One of the nominees is presently a director of the Fund and the other is its President. In order for any other person to be nominated for election to the Board of Directors at this Meeting, the By-Laws require the proposed nominee to notify the Fund in writing by the tenth day following the day on which notice of the Meeting is mailed and to provide such written information to the Fund as its Secretary may reasonably require. This Proxy Statement is expected to be mailed on April __, 1998, and, if such occurs, any such notice must be received by the Fund on or before April __, 1998.

          The following table sets forth by class the nominees and the other directors, their ages, principal occupations for the past five or more years, and any other directorships they hold in companies which are subject to the reporting requirements of the Securities Exchange Act of 1934 or are registered as investment companies under the Investment Company Act of 1940, as amended (the "1940 Act").

NOMINEES FOR CLASS I DIRECTOR - to be elected for a term of three years until the Annual Meeting in the year 2001
------------------------------------------------------------------------------
TODGER ANDERSON, C.F.A./*/
1225 Seventeenth Street, 26th Floor, Denver, Colorado 80202
President of the Fund

President and Executive Manager, Denver Investment Advisors LLC (since 1995); prior thereto President and Director of Portfolio Management, Denver Investment Advisors, Inc. and former director of the Fund; Portfolio Manager, Westcore MIDCO Growth Fund (since 1986). Age 53.

ROBERT J. GREENEBAUM
111 W. Washington Street, Room 957, Chicago, Illinois 60602
Director of the Fund

Independent Consultant; former Chairman of the Board and Director, Selected American Shares, Inc. and Selected Special Shares, Inc., Santa Fe, New Mexico; Director, United Asset Management Corp., Boston, Massachusetts; former Chairman of the Board and Trustee, Selected Capital Preservation Trust, Santa Fe, New Mexico. Mr. Greenebaum provides consulting services from time to time to Denver Investment Advisors LLC. Age 80.

---------------------
/*/. Mr. Anderson is an "interested person" of the Fund, as that term is defined in the 1940 Act, because Mr. Anderson is an officer and executive manager of the investment adviser and an officer of the Fund.

OTHER DIRECTORS:
---------------

CLASS II DIRECTORS - term expires in 1999.

ROBERT M. INMAN
1450 So. Clayton Street, Denver, Colorado 80210
Director of the Fund

Real Estate Investment Advisor and Consultant (since 1988) (real estate development and construction); former Director, First National Bank of Parker, N.A., Parker, Colorado. Age 57.

RICHARD C. SCHULTE
34507 Squaw Pass Road, Evergreen, Colorado 80439
Director of the Fund

Private Investor; prior thereto President, Transportation Service Systems, Inc. (since 1993); prior thereto Employee, Southern Pacific Lines, Denver, Colorado. Prior thereto, Employee, Rio Grande Industries, Denver, Colorado (holding company) (since 1991), Vice President Finance and Treasurer, Rio Grande Holdings, Inc., Denver, Colorado (since 1990), and Vice President, Denver & Rio Grande Western Railroad Company, Denver, Colorado. Age 53.


CLASS III DIRECTORS - term expires in the year 2000

KENNETH V. PENLAND, C.F.A./*/*/
1225 Seventeenth Street, 26th Floor, Denver, Colorado 80202
Chairman of the Board and Director of the Fund

Chairman and Executive Manager, Denver Investment Advisors LLC (since 1995); prior thereto Chairman of the Board and Director of Research, Denver Investment Advisors, Inc.; President, Westcore Funds. Age 55.

ROBERTA M. WILSON, C.F.A.
1600 W. Twelfth Avenue, Denver, Colorado 80254
Director of the Fund

Director of Finance, Denver Board of Water Commissioners, Denver,

-------------------------
     /*//*/Mr. Penland is an "interested person" of the Fund, as that term is defined in the 1940 Act, because Mr. Penland is an officer and executive manager of the investment adviser and an officer and director of the Fund.

Colorado. Age 54.

          Messrs. Penland and Inman and Ms. Wilson have served as directors of the Fund since its organization and were elected by the initial Stockholders of the Fund. Mr. Schulte has served as a director of the Fund since October 21, 1987 when he was appointed to the Board to fill a vacancy created when the Board, in accordance with the Fund's By-Laws, increased the number of directors comprising the Board from three to four. Mr. Greenebaum was elected to the Board of Directors at the 1988 Annual Meeting of Stockholders to fill a vacancy created when the number of directors was increased from four to six. Mr. Anderson, who has been President of the Fund since its organization, previously served as a director of the Fund from May 12, 1988 to March 31, 1995. Mr. Anderson resigned on March 31, 1995 because of a change in control of the Fund's investment adviser, in order to comply with the applicable provisions of
Section 15(f) of 1940 Act which require that at least 75% of the directors of the Fund be disinterested directors for a period of three years following the change in control.

          No director or officer of the Fund who is also a director, officer, or employee of the investment adviser or any of its parents, received any remuneration from the Fund during 1997. The other directors taken as a group were either paid or had accrued directors' fees for 1997 from the Fund in the aggregate amount of $40,000. For the period January 1, 1997 through June 30, 1997, they received an annual retainer of $4,000 plus a meeting fee of $1,000 for each regular Board meeting attended. Effective July 1, 1997, the annual retainer was increased to $6,000 and the fee for each regular Board meeting attended was increased to $1,500. The Fund expects the basis of such compensation to continue during 1998. The Board of Directors held four regularly scheduled meetings during the year ended December 31, 1997. All of the directors attended every Board meeting.

          On or about May 21, 1997, the occasion of the Fund's tenth anniversary, on behalf of the Fund, the investment adviser purchased for each of the Fund's four directors who are not "interested persons" of the Fund as that term is defined in the 1940 Act 1,000 shares of the Fund's common stock. The cost to the investment adviser was $9,175 for each director who is not an "interested person", or a total of $36,700. Although these shares might be deemed to represent additional compensation to those directors, the Fund did not bear the cost of acquiring the shares.

          The following table provides information concerning the compensation of each of the Fund's directors for services rendered during the Fund's fiscal year ended December 31, 1997, exclusive of shares of common stock purchased by the investment adviser for certain directors as described above:


                              COMPENSATION TABLE

                                                   PENSION OR                              TOTAL
                             AGGREGATE        RETIREMENT BENEFITS    ESTIMATED          COMPENSATION
                           COMPENSATION       ACCRUED AS PART OF  ANNUAL BENEFITS         FROM FUND
NAME OF PERSON               FROM FUND          FUND EXPENSES     UPON RETIREMENT     PAID TO DIRECTORS
--------------               ---------          -------------     ---------------     -----------------
Robert J. Greenebaum    $10,000                 $-0-              $-0-                $10,000
Robert M. Inman         $10,000                 $-0-              $-0-                $10,000
Kenneth V. Penland      $   -0-                 $-0-              $-0-                $   -0-
Richard C. Schulte      $10,000                 $-0-              $-0-                $10,000
Roberta M. Wilson       $10,000                 $-0-              $-0-                $10,000

____________________


          Drinker Biddle & Reath LLP, of which W. Bruce McConnel, III, Secretary of the Fund, is a partner, received fees during the year ended December 31, 1997 for services rendered as the Fund's legal counsel.

          The Fund has a standing Audit Committee of the Board composed of Messrs. Inman, Greenebaum and Schulte, and Ms. Wilson. The functions of the Audit Committee are to meet with the Fund's independent auditors to review the scope and findings of the annual audit, discuss the Fund's accounting policies, discuss any recommendation of the independent auditors with respect to the Fund's management practices, review the impact of changes in accounting standards upon the Fund's financial statements, recommend to the Board of Directors the selection of independent auditors, and perform such other duties as may be assigned to the Committee by the Board of Directors. The Audit Committee met one time in 1997, and all members of the Audit Committee were present.

          Section 30(f) of the 1940 Act and Section 16(a) of the Securities Exchange Act of 1934 require the Fund's directors and officers, certain affiliated persons of the investment adviser, and persons who own more than ten percent of the Fund's shares to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of shares of the Fund. Specific due dates for these reports have been established and the Fund is required to disclose in this Proxy Statement any failure to file by the specific due dates. To the Fund's knowledge, all of these filing requirements were satisfied during 1997, except that Messrs. Greenebaum, Penland and Schulte, directors of the Fund, and Mr. Anderson and Ms. Schock, officers of the Fund, did not file on a timely basis one report relating to one transaction. In addition, Ms. Schock did not file on a timely basis one report which concerned transactions which occurred in 1995. In making these disclosures, the Fund has relied on copies of reports that were furnished to it and written representations of its directors, officers and investment adviser.

          The Board of Directors recommends that Stockholders vote FOR the election of Messrs. Anderson and Greenebaum as Class I directors to serve until the Annual Meeting of Stockholders in the year 2001 and until the election and qualification of their successors.

          2.  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

          The Stockholders are asked to act upon a proposal to ratify the appointment by the directors of Ernst & Young LLP as the Fund's independent auditors for the fiscal year ending December 31, 1998.

          For the fiscal year ended December 31, 1997, Ernst & Young LLP performed both audit and non-audit services for the Fund. Services consisted of audits of the Fund's financial statements and review and consultation in connection with filings with the Securities and Exchange Commission. Related services consisted of a review of the Fund's status under Subchapter M of the Internal Revenue Code of 1986.

          Representatives of Ernst & Young LLP are expected to be present at the Meeting with the opportunity to make a statement, if they desire to do so, and be able to respond to appropriate questions from Stockholders.

          The Board of Directors recommends that Stockholders vote FOR the ratification of Ernst & Young LLP as the Fund's independent auditors for its fiscal year ending December 31, 1998.

          3. APPROVAL OF CHANGES IN FUNDAMENTAL INVESTMENT POLICIES AND LIMITATIONS.

          At a meeting of the Fund's Board of Directors on February 23, 1998, the directors approved proposed changes to the Fund's fundamental investment policies and limitations, including the elimination of certain fundamental investment policies and the adoption of certain non-fundamental policies, and recommended that such changes be submitted to the Fund's stockholders for approval at the Annual Meeting of Stockholders on May 12, 1998. A "fundamental" investment policy or limitation is one that may be changed only with the approval of stockholders. The proposed revisions do not reflect a change in the investment approach of the investment adviser and are not intended to change significantly the Fund's investment operations. The primary purpose of the proposed changes is to increase the Fund's flexibility by eliminating certain fundamental policies, increasing the number of large-capitalization stocks eligible for investment by the Fund, and permitting the limited use of financial futures, short sales and borrowing for investment leverage.

          Certain investment policies and limitations of the Fund are matters of fundamental policy and may not be changed without the approval of its shareholders. These proposed changes to the language of the Fund's Investment Objectives and Policies are set forth below in Proposals 3-7.


          A.   PROPOSAL 3.

                                                  PROPOSED NEW
          CURRENT INVESTMENT POLICY             INVESTMENT POLICY
          -------------------------             -----------------

 The Fund has a fundamental policy      The Fund has a fundamental policy
 that during normal conditions it       that during normal conditions it will
 will at all times have at least 75%    at all times have at least 75% of its
 of its total assets invested in        total assets invested in equity
 common stocks selected from among      securities of large companies with
 those issued by (a) the 300 largest,   headquarters in the United States,
 dividend-paying companies with         such as those included in, or similar
 headquarters in the United States as   in size to those included in,
 measured by the market value of        Standard & Poors' 500 Composite Stock
 publicly-traded common stock, or (b)   Price Index.  The Fund calculates
 the 300 largest, dividend-paying       this requirement by adding the market
 companies with headquarters in the     values of common stocks, securities
 United                                 convertible into common stocks and
                                        rights and warrants to acquire common

States as measured by                   stocks to the net option premiums on
revenues.                               individual common stocks and the
                                        notional principal of net futures
                                        positions, and subtracting from that
                                        total the market values of securities
                                        sold short.

          Explanation of Proposed Change: The proposal would broaden the number of large, domestic companies that are eligible for investment by the Fund and eliminate the requirement that they pay current dividends. The proposed amendment would not change the Fund's primary emphasis on a value approach to investing in blue chip stocks. The new policy would continue to be a fundamental policy.

          B. PROPOSAL 4.

                                                    PROPOSED NEW
          CURRENT INVESTMENT POLICY               INVESTMENT POLICY
          -------------------------               -----------------

 The Fund may not purchase securities   The Fund does not intend to purchase
 on margin.                             securities on margin, except that the
                                        Fund may obtain such short-term
                                        credits as are necessary for the
                                        clearance of securities transactions,
                                        and may make margin payments in
                                        connection with futures contracts and
                                        related options.

          Explanation of Proposed Change: The proposal would facilitate the clearance of securities transactions. It would also permit margin payments for options and futures contracts. The Fund intends to engage in such transactions on a limited basis. The proposal would remove a fundamental policy and adopt a non-fundamental policy, thus eliminating the requirement that further changes to the policy be submitted to a shareholder vote.

          C. PROPOSAL 5.

                                                    PROPOSED NEW
          CURRENT INVESTMENT POLICY               INVESTMENT POLICY
          -------------------------               -----------------

The Fund may not sell securities        The Fund may make short sales of
short.                                  securities for purposes of hedging
                                        securities held or to seek to enhance
                                        the performance of the Fund.  In a
                                        short sale transaction, the Fund
                                        borrows a security from a broker and
                                        sells it with the expectation that it
                                        will replace the security borrowed
                                        from the broker by repurchasing the
                                        same security at a lower price.
                                        These transactions may result in
                                        gains if a security's price declines,
                                        but may result in losses if a
                                        security's price does not decline in
                                        price.

                                        When the Fund engages in short sales,
                                        unless the short sale is otherwise
                                        "covered" in accordance with the
                                        policies of the SEC, the Fund will be
                                        required to maintain in a segregated
                                        account an amount of liquid assets
                                        equal to the difference between: (a)
                                        the market value of the security sold
                                        short as calculated on a daily basis
                                        and (b) any cash or United States
                                        Government securities required to be
                                        deposited as collateral with the
                                        broker in connection with the short
                                        sale (not including the proceeds from
                                        the short sale).  In addition, until
                                        the Fund replaces the borrowed
                                        security, the Fund will maintain the
                                        segregated account on a daily basis
                                        at such a level that the amount
                                        deposited in the account plus the
                                        amount deposited with the broker as
                                        collateral will equal the current
                                        market value


                                        of the security sold short. Short sale
                                        transactions will be conducted so that
                                        not more than 10% of the value of the
                                        Fund's total assets at the time of
                                        entering into the short sale (exclusive
                                        of proceeds from short sales) will be,
                                        when added together, (a) in deposits
                                        collateralizing the obligation to
                                        replace securities borrowed to effect
                                        short sales, and (b) allocated to the
                                        segregated account in connection with
                                        short sales.

          Explanation of Proposed Change: The proposal would permit the Fund more flexibility to manage risk through hedging securities owned and to enhance performance by engaging in short sale transactions. The proposal would eliminate a fundamental policy and adopt a non-fundamental policy. A non-fundamental policy may be changed in the future by the Board of Directors without requiring a shareholder vote.

          D. PROPOSAL 6.

                                                  PROPOSED NEW
          CURRENT INVESTMENT POLICIES           INVESTMENT POLICY
          ---------------------------           -----------------


(a) The Fund may not purchase or sell    (a) The Fund may not purchase or sell
commodities, commodity contracts or      commodities, commodity contracts, or
futures.                                 futures, except futures on financial
                                         instruments.



                                                     PROPOSED NEW
CURRENT INVESTMENT POLICIES                        INVESTMENT POLICY
---------------------------                        -----------------

(b) The Fund may not purchase or sell    (b) This restriction is eliminated.
any warrants, rights, options or
indices.


          Explanation of Proposed Change: The proposal would permit the Fund more flexibility to manage risk and portfolio volatility by engaging in transactions in financial futures. The proposal would eliminate fundamental policies prohibiting the purchase or sale of commodities, commodity contracts, futures, warrants, rights, options or indices, thus eliminating the requirement that further changes to the policies be submitted to shareholder vote. The proposed non-fundamental policies would continue to prohibit the purchase of commodities, commodity contracts and futures (except financial futures). A non-fundamental policy may be changed in the future by the Board of Directors without requiring a shareholder vote. The Fund intends to engage in such transactions on a limited basis.

          E. PROPOSAL 7.

                                                  PROPOSED NEW
          CURRENT INVESTMENT POLICY             INVESTMENT POLICY
          -------------------------             -----------------

The Fund may not issue senior                    The Fund may issue senior securities
securities or borrow money, except               or borrow money from banks or other
for (i) temporary bank borrowings                lenders in an amount not exceeding
(not in excess of 5% of the value of             15% of the value of its total assets
its total assets) for emergency or               when the investment adviser believes that the
extraordinary purposes, (ii) such                return from securities purchased with
short-term credits (not in excess of             borrowed funds will be greater than
5% of the value of its total assets)             the cost of the borrowing.
as are necessary for the clearance               Otherwise, the Fund will not issue
of securities transactions, (iii)                senior securities or borrow money
borrowings from banks and other                  except for (i) temporary bank
financial institutions, in an amount             borrowings (not in excess of 5% of
not exceeding 10% of its total                   the value of its total assets), (ii)
assets and on an unsecured basis, to             short-term credits (not in excess of
finance the repurchase of its                    5% of the value of its total assets)
shares, and (iv) the borrowing of an             as are necessary for the clearance of
amount approximately equal to the                securities transactions, and (iii)
underwriting discount and                        borrowings from banks or other
organizational and offering expenses             lenders to finance the repurchase of
with respect to its initial public               its shares.
offering.

          Explanation of Proposed Change: The proposal would eliminate the fundamental policy prohibiting most borrowings and approve the adoption of a non-fundamental policy permitting borrowing to obtain investment leverage in amounts up to 15% of the Fund's total assets and for certain other purposes. The proposal would remove a fundamental policy, thus eliminating the requirement that further changes to the policy be submitted to a shareholder vote. A non-fundamental policy may be changed in the future by the Board of Directors without requiring a shareholder vote.

          F. VOTES REQUIRED FOR THE ELECTION OF DIRECTORS AND APPROVAL OF MATTERS AT THE MEETING

          A quorum for the transaction of business at the Meeting is constituted by the presence in person or by proxy of holders of a majority of the outstanding shares of common stock of the Fund. If a Proxy is properly executed and returned accompanied by instructions to withhold authority, or is marked with an abstention, the shares represented thereby will be considered to be present at the Meeting for purposes of determining the existence of a quorum for the transaction of business. In the election of directors, the nominees receiving the highest number of votes cast at the Meeting will be elected, assuming that each receives the votes of a majority of the outstanding shares of common stock. The withholding of voting authority with respect to the election of a director means that the shares withheld will not be counted toward the required majority. Approval of Proposal 2 requires the affirmative vote of the holders of a majority of the votes cast at the Meeting. Approval of Proposals 3-7 requires the affirmative "vote of a majority of the outstanding voting securities". The "vote of a majority of the outstanding voting securities" means the vote, at the annual meeting of the security holders, (a) of 67% or more of the voting securities present at such meeting, if the holders of more than 50% of the outstanding voting securities are present or represented by proxy; or (b) of more than 50% of the outstanding voting securities, whichever is less. Under Maryland law, abstentions do not constitute a vote "for" or "against" a matter and will be disregarded in determining the "votes cast" on an issue. Broker "non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be deemed to be abstentions. An abstention will have no effect (i.e. will not be considered a vote "for" or "against") with respect to Proposal 2 and will have the effect of a vote against Proposals 3-7.

          G.   OTHER BUSINESS

          The Management of the Fund does not know of any other matters to be brought before the Meeting. If such matters are properly brought before the Meeting, proxies not limited to the contrary will be voted in accordance with the best judgment of the person or persons acting thereunder. To propose any business for consideration at this Meeting (other than matters included in this Proxy Statement), the By-Laws require a Stockholder to notify the Fund in writing by the tenth day following the day on which notice of the Meeting is mailed and to provide such written information to the Fund as its Secretary may reasonably require. This Proxy Statement is expected to be mailed to Stockholders on April __, 1998, and, if such occurs, any such notice must be received by the Fund on or before April __, 1998.

                            ADDITIONAL INFORMATION

INVESTMENT ADVISER

          Denver Investment Advisors LLC serves as investment adviser for the Fund and is located at 1225 Seventeenth Street, 26th Floor, Denver, CO 80202.

ADMINISTRATOR

          American Data Services, Inc. serves as administrator for the Fund and is located at Hauppauge Corporate Center, 150 Motor Parkway, Suite 109, Hauppauge, NY 11788.

MANAGEMENT

          Information concerning the names, ages, positions with the Fund, current affiliations, and principal occupations of the principal officers of the Fund, other than Messrs. Penland and Anderson, is set out below. Information concerning Messrs. Penland and Anderson is set forth on pages __ and __.

VARILYN K. SCHOCK, C.F.A.
Vice President of the Fund

Vice President and Member, Denver Investment Advisors LLC (since 1995); prior thereto Vice President, Quantitative Strategies, Denver Investment Advisors, Inc. (since 1991); Portfolio Manager, Westcore Blue Chip Fund and Westcore Small-Cap Opportunity Fund (since 1991). Age 36.

W. BRUCE MCCONNEL, III
Secretary of the Fund

Partner of the law firm of Drinker Biddle & Reath LLP, Philadelphia, Pennsylvania. Age 55.

JASPER R. FRONTZ, C.P.A.
Treasurer of the Fund

Director of Mutual Fund Administration, Denver Investment Advisors LLC (since
1997); prior thereto Fund Controller, ALPS Mutual Fund Services, Inc. (1995-
1997); Senior Accountant, Deloitte & Touche LLP (1991-1995); Treasurer, Westcore Funds (since 1997); former Treasurer, New Frontiers Fund (ALPS Mutual Fund Services, Inc.). Age 29.

          Officers of the Fund are elected by the Board of Directors and, subject to the earlier termination of office, each officer holds office for the term of one year and until his or her successor is elected and qualified. Messrs. Penland, Anderson and McConnel have served as officers of the Fund since its inception and were initially elected at the organizational meeting of the Fund on February 4, 1987. Ms. Schock has served as an officer of the Fund since November 13, 1991. Mr. Frontz has served as an officer of the Fund since November 11, 1997.

SECURITY OWNERSHIP

          The following table sets forth, as of January 1, 1998, beneficial ownership of the Fund's shares by (1) each director and (2) all directors and officers as a group:

                            NUMBER OF SHARES      PERCENT
NAME                      BENEFICIALLY OWNED/1/  OF CLASS
------------------------  ---------------------  ---------

Kenneth V. Penland             145,413/2/        1%
Robert J. Greenebaum            12,748           *
Robert M. Inman                  4,165           *
Richard C. Schulte               1,825/3/        *
Roberta M. Wilson                2,230/4/        *
Todger Anderson                 66,882           *
All directors and
   officers as a group         235,347           1.6%
--------------------------

/1/ Unless otherwise indicated the beneficial owner has sole voting and investment power.
/2/ Including 41,125 shares held by Mr. Penland, 65,347 shares owned by Mr. Penland's wife, 16,914 shares jointly owned by Mr. Penland and his wife, and 22,027 shares owned by Mr. Penland's daughter.
/3/       These shares include 825 shares that are owned by Mr. Schulte's wife.
/4/       These shares are owned jointly by Ms. Wilson and her husband.
/*/       Less than 1%.

STOCKHOLDER PROPOSALS - 1999 ANNUAL MEETING

          A Stockholder who intends to present a proposal which relates to a proper subject for Stockholder action at the 1999 Annual Meeting of Stockholders, and who wishes such proposal to be considered for inclusion in the Fund's proxy materials for such meeting, must cause such proposal to be received, in proper form, at the Fund's principal executive offices no later than November 30, 1998. Any such proposals, as well as any questions relating thereto, should be directed to the Fund to the attention of its President.

April __, 1998

STOCKHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING AND WHO WISH TO HAVE THEIR SHARES VOTED ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                              FORM OF PROXY CARD

                          BLUE CHIP VALUE FUND, INC.


          THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF BLUE CHIP VALUE FUND, INC. (THE "FUND") FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 12, 1998 AT 12:00 NOON (MOUNTAIN TIME) AT THE WESTIN TABOR CENTER, 1672 LAWRENCE STREET, DENVER, COLORADO.


          The undersigned hereby appoints Louis J. Kahanek, Jr. and Steven G. Wine, and each of them, with full power of substitution, as proxies of the undersigned to vote at the above-stated Annual Meeting, and all adjournments thereof, all shares of common stock held of record by the undersigned on the record date for the Meeting, upon the following matters, and upon any other matter which may properly come before the Meeting, at their discretion.


          1. Election of Directors:   Todger Anderson
                                      Robert Greenebaum


             ____ FOR nominee listed above (except as marked to the contrary)


             ____ WITHHOLD AUTHORITY to vote for nominee listed
                  above


                  (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THE NAME ON THE LINE PROVIDED BELOW.)


                         __________________________________

          2. Proposal to ratify the selection of Ernst & Young LLP as independent auditors for the Fund for its fiscal year ending December 31, 1998.


             ____ FOR             ____ AGAINST        ____ ABSTAIN

          3. Proposal to approve a change to the Fund's fundamental policies and limitations regarding investment of 75% of its total assets in equity securities of large domestic companies ("Proposal 3").


               ____ FOR             ____ AGAINST        ____ ABSTAIN

          4. Proposal to approve the termination of the Fund's fundamental policy which prohibits the purchase of securities on margin and the adoption of a non-fundamental policy to permit the Fund to engage in such transactions in certain limited circumstances ("Proposal 4").


               ____ FOR             ____ AGAINST        ____ ABSTAIN

          5. Proposal to approve the termination of the Fund's fundamental policy which prohibits short sales of securities and the adoption of a non-fundamental policy to permit the Fund to engage in such transactions in certain circumstances ("Proposal 5").


               ____ FOR             ____ AGAINST        ____ ABSTAIN

          6. Proposal to approve the termination of the Fund's fundamental policies which prohibit the purchase of commodities, commodity contracts, futures, warrants, rights, options or indices and approve the adoption of a non-fundamental policy that would prohibit the purchase of commodities, commodity contracts or futures, except financial futures. ("Proposal 6").


               ____ FOR             ____ AGAINST        ____ ABSTAIN

          7. Proposal to approve the termination of the Fund's fundamental policy prohibiting borrowing in most circumstances. ("Proposal 7").


               ____ FOR             ____ AGAINST        ____ ABSTAIN

          8. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.


          Every properly signed proxy will be voted in the manner specified hereon and, IN THE ABSENCE OF SPECIFICATION, WILL BE TREATED AS GRANTING AUTHORITY TO VOTE FOR THE ELECTION OF DIRECTORS, FOR THE APPOINTMENT OF AUDITORS AND FOR PROPOSALS 3-7.


                                    PLEASE SIGN, DATE AND RETURN PROMPTLY.
                                    RECEIPT OF NOTICE OF ANNUAL MEETING AND
                                    PROXY STATEMENT IS HEREBY ACKNOWLEDGED.




                                    ------------------------------
                                    Sign here exactly as name(s) appear(s) on left



                                    Date:_________________________
                                    IMPORTANT - Joint owners must EACH sign.
                                    When signing as attorney, trustee, executor, administrator, guardian, or corporate officer, please give your FULL title.